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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-167091) pertaining to various benefit plans including equity, savings and deferred compensation plans of Dynegy Inc. of our report dated March 8, 2012, with respect to the consolidated financial statements of Dynegy Holdings, LLC as of December 31, 2011 and for the period from November 8, 2011 through December 31, 2011, included in Dynegy Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Houston, Texas
March 8, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM